[The Singing Machine Company Logo]

Investor Contact:                                         Company Contact:
Neil Berkman                                              Y.P. Chan
Berkman Associates                                        Interim CEO
(310) 826 - 5051                                          (954) 596 - 1000
info@BerkmanAssociates.com                                www.SingingMachine.com


                              FOR IMMEDIATE RELEASE


                      The Singing Machine Company Announces
                 $3 Million Equity Investment By A Key Supplier


Coconut Creek, FL, February 27, 2006 -- The Singing Machine Company (AMEX: SMD) announced today that koncepts International Ltd. a Hong Kong subsidiary of Starlight International Holdings Ltd. (Hong Kong Stock Exchange:485), has agreed to acquire approximately 12.9 million newly issued, unregistered shares of the Company's common stock (representing approximately 56% of the total number of shares issued and outstanding following the closing of the proposed transaction) for a total of $3 million, or $0.233 per share. In addition, the investor would receive warrants to acquire up to an additional 5.0 million shares over a four-year period at prices ranging from $0.233 to $0.350 per share.

This privately negotiated transaction is subject to the successful restructuring by The Singing Machine of the $4 million subordinated debenture which came due on February 20, 2006, as well as to the approval of the American Stock Exchange and the shareholders of Starlight International Holdings Ltd as per the requirement of Hong Kong Stock Exchange. The Company hopes to close this transaction within the next 60 days.

As previously announced, The Singing Machine is in discussions with the holders of the subordinated debentures, and will make a public announcement as soon as new information is available.

About Starlight International Holdings Ltd.

Starlight International Holdings Ltd. is an investment holding company listed on the Hong Kong Stock Exchange whose subsidiaries are principally engaged in the design, manufacture and sale of a wide range of electronic products, securities trading and property development. It is currently one of the key suppliers of The Singing Machine Company.

About The Singing Machine

Incorporated in 1982, The Singing Machine Company develops and distributes a full line of consumer-oriented karaoke machines and music as well as other products under The Singing Machine(TM), Motown(TM), MTV(TM), Nickelodeon(TM), Hi-5(TM) and other brand names. The first to provide karaoke systems for home entertainment in the United States, The Singing Machine sells its products in North America, Europe and Asia.


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Forward-Looking Statements

      This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management and include, but are not limited to statements about our financial statements for the fiscal year ended March 31, 2006. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the risks that our vendors in China may not ship our products on the scheduled basis and that we will have sufficient cash flow to finance our working capital needs in the second and third quarter of this fiscal year. In addition, you should review our risk factors in our SEC filings which are incorporated herein by reference. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

                                    * * * * *

                        THE SINGING MACHINE COMPANY, INC.
          6601 Lyons Road o Building A-7  o  Coconut Creek, Florida 33073
                       (954) 596-1000  o  Fax (954) 596-2000